UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2005

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-9273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Boone Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02.              Results of Operations and Financial Condition

On April 27, 2005, MOCON, Inc. issued a press release announcing its results of operations and financial condition for its first quarter ended March 31, 2005.  A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02 and the exhibit to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filings made by MOCON, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 2.05.              Costs Associated with Exit or Disposal Activities

On March 31, 2005, MOCON’s management committed to a plan to discontinue production of Vaculok® vacuum insulated panels and exit this product line.  The decision to exit the Vaculok business is the result of its poor financial performance since it was acquired in November 2003 and the Company’s plan to concentrate on its core businesses, particularly its gas detection and measurement businesses, which the Company believes have greater long-term growth and profit potential.

The Company intends to sell the assets associated with the Vaculok product line and expects a disposition to occur by the end of 2005.  Although the Company has had discussions with third parties regarding their interest in acquiring the assets, the Company does not have any acquisition commitments, and can give no assurance that such a sale will occur.

The Company recorded a one-time pre-tax charge to earnings in its first quarter 2005, totaling approximately $207,000, to reflect the results of operations and asset impairment write-down associated with the discontinuation of the Vaculok business.  This $207,000 charge included a non-cash asset impairment charge of $162,000 relating to equipment and inventory used in the Vaculok business.  The $207,000 pre-tax charge negatively impacted the Company’s first quarter 2005 net income per common share by approximately $0.02 per basic weighted average common share, and $0.03 per diluted weighted average common share.  The Company currently expects to incur no cash expenditures, expenses or write-downs in future periods relating to its discontinuation of the Vaculok business.

This report contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements regarding the timing of the expected sale of the Vaculok assets, the divestiture of the Vaculok operations allowing MOCON to better concentrate on its core businesses, the Company’s expectations regarding future cash expenditures, expenses or write-downs relating to the discontinuation of the Vaculok business, MOCON’s gas detection and measurement businesses having greater long-term growth and profit potential, and other statements that can be identified by words, such as “will,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” or other similar expressions.  All forward-looking statements speak only as of the date of this report.  MOCON undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, there are important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements made in this report.  These factors include, but are not limited to, uncertainties relating to the disposition of the Vaculok assets, competition and technological change, worldwide economic and political stability, setbacks in product development programs, order cancellations, slower-than-anticipated customer acceptance of new products, dependence on certain key industries, risk associated with the Company’s acquisition strategy and international operations, and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other documents MOCON files with or furnishes to the Securities and Exchange Commission.

Item 2.06.              Material Impairments

The disclosure included in response to Item 2.05 is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description
99.1	Press Release issued April 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: April 27, 2005	By:	/s/ Robert L. Demorest
Robert L. Demorest
Chairman, President and
Chief Executive Officer

MOCON, INC.

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press Release issued April 27, 2005	Filed herewith